UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

EXELIS INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35228	45-2083813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1700
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

(703) 790-6300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2014, the Exelis Compensation and Personnel Committee (the “Committee”) of the Board of Directors of Exelis Inc. (the “Company”) approved stock option, restricted stock unit, and total shareholder return (“TSR”) awards for the Company’s named executive officers, Mr. Melcher, Mr. Milligan, Ms. Davidson, Mr. Young, and Mr. Procopio. The awards were granted under the Exelis Inc. 2011 Omnibus Incentive Plan as Amended and Restated (the “Plan”).

2014 Long-Term Incentive Awards and Opportunities

The Plan authorizes stock and cash awards to be made to employees of the Company at the discretion of the Committee. The Plan provides that the Committee shall determine the size, frequency and terms of awards, including any applicable performance measures, performance goals and performance periods.

For the named executive officers, the Company’s long-term incentive program total award value for 2014 was determined individually based on a review of competitive market practices, individual performance and business performance, and was allocated as follows: 20% of the award in non-qualified stock options, 40% of the award in restricted stock units and 40% of the award in target cash awards based on the Company’s TSR relative to the TSR of companies in the S&P 1500 Aerospace/Defense Index.

Beginning in 2012, the Committee approved modifications to the non-qualified stock option, restricted stock unit and TSR award terms and conditions relating to non-solicitation and non-competition. The 2014 award agreements retain these provisions, with slight modifications, including changes to simplify the definition of retirement as used in the agreements, and provide as follows:

Non-solicitation: The participant may not, while employed and for a 12-month period thereafter, influence or attempt to influence Exelis’ customers for the purpose of soliciting business or Exelis employees for the purposes of hiring such employees.

Non-competition: If the participant’s employment terminates due to retirement (now defined as having attained age 60 and having completed five years of service), the participant may elect to receive additional, continued vesting of the award following retirement by accepting non-competition terms that apply as long as the award is unvested. If the participant does not accept the non-competition terms, the awards will be subject to pro-rata vesting upon termination due to retirement.

Breach of either the non-solicitation or non-competition provisions will result in forfeiture, or if the participant has disposed of all or any portion of such Award prior to the date of such forfeiture, recovery of an amount equal to the aggregate after-tax proceeds.

The options have a 10-year term and will vest and become exercisable in one-third cumulative installments on the first three anniversary dates of the grant. The option agreements also provide for full vesting upon death, disability or a change in control, and pro-rated vesting if the participant’s employment terminates due to retirement, unless the executive agrees to the non-competition terms as described above, in which case vesting continues as long as the non-competition or non-solicitation covenants are not violated. Unvested stock options expire upon any other termination of employment.

The restricted stock units will vest in one-third cumulative installments on the first three anniversary dates of the grant, with full vesting upon death, disability or a change in control, and pro-rated vesting if the participant’s employment terminates by the Company without cause or due to retirement, unless, in the case of retirement, the executive agrees to the non-competition terms as described above, in which case vesting continues as long as the non-competition or non-solicitation covenants are not violated. Unvested restricted stock units expire upon any other termination of employment.

The TSR awards provide an opportunity to receive a cash payment based on the Company’s TSR relative to the TSR of companies in the S&P 1500 Aerospace/Defense Index, measured over a 3-year period. Vesting of the TSR awards accelerates upon death, disability or change in control, with pro-rated vesting if the participant’s employment terminates by the Company without cause or due to retirement, unless, in the case of retirement, the executive agrees to the non-competition terms as described above, in which case vesting continues as long as the non-competition or non-solicitation covenants are not violated. Unvested TSR awards expire upon any other termination of employment.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the forms of the award agreements, copies of which are attached to this report as Exhibits 10.01, 10.02, 10.03 and 10.04.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit No.

10.01	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN AS AMENDED AND RESTATED RESTRICTED STOCK UNIT AGREEMENT (Stock Settled)

10.02	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN AS AMENDED AND RESTATED RESTRICTED STOCK UNIT AGREEMENT (Cash Settled)

10.03	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN AS AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

10.04	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN AS AMENDED AND RESTATED TSR AWARD AGREEMENT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exelis Inc.

Date: March 10, 2014	By:	/s/ Kathleen S. Stolar
Kathleen S. Stolar

	Its:	Assistant Secretary
(Authorized Officer of Registrant)

ITEM 9.01 Financial Statements and Exhibits

(d)  Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.01	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN AS AMENDED AND RESTATED RESTRICTED STOCK UNIT AGREEMENT (Stock Settled)

10.02	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN AS AMENDED AND RESTATED RESTRICTED STOCK UNIT AGREEMENT (Cash Settled)

10.03	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN AS AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

10.04	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN AS AMENDED AND RESTATED TSR AWARD AGREEMENT